UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in its charter)

Oregon	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 NE Park Plaza Drive, Suite 100
Vancouver, WA 98684
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 360‑397‑6250

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NWPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Grant of Performance Share Units and Restricted Stock Units

On March 27, 2025, the Board of Directors of the Northwest Pipe Company (the “Company”), upon the approval and recommendation of the Compensation Committee, approved grants of performance share units (“PSUs”) and restricted stock units (“RSUs”) for the following Named Executive Officers of the Company in the amounts set forth below. Pursuant to these long-term incentive grants, each Named Executive Officer received an award of PSUs and RSUs valued at an amount equal to a specific percentage of their respective annual base salary, with 75 percent of each award represented by PSUs and 25 percent of each award represented by RSUs.

The PSUs awarded will vest based on the Company’s Earnings before Interest Expense, Income Taxes, Depreciation, and Amortization Margin before extraordinary or unusual items over the measurement period (as described in the PSU agreement). The actual number of PSUs which will vest will be determined based on the performance level achieved and may be equal to, greater than, or less than the number of PSUs specified below, which indicate each Named Executive Officer’s award at target performance level. The PSUs awarded vest in three equal installments on March 31, 2026, March 31, 2027, and March 31, 2028. In the event a change in control of the Company (as defined in the PSU agreement) occurs at any time prior to the last vesting date, unless the PSUs are to be substituted, assumed, exchanged, or otherwise continued or settled in accordance with their terms, the PSUs will become immediately vested, and the amount awarded will be based on the performance results obtained through the date of the change in control. Consistent with the Company’s other variable forms of incentive compensation, the PSUs are subject to recoupment under the Company’s Incentive Compensation Recovery Policy. The foregoing descriptions of the terms of the PSU awards are qualified by reference to the full text of the form of the agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The RSUs awarded vest in three equal installments on January 15, 2026, January 15, 2027, and January 14, 2028 based upon continued service with the Company on that date. In the event a change in control of the Company (as defined in the RSU agreement) occurs at any time prior to the last vesting date, unless the RSUs are to be substituted, assumed, exchanged, or otherwise continued or settled in accordance with their terms, a pro-rata number of RSUs will be calculated based on time elapsed between the most recently achieved vesting date and the next succeeding vesting date as of the date of the change in control, and those RSUs will be immediately vested. The foregoing descriptions of the terms of the RSU awards are qualified by reference to the full text of the form of the agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Named Executive Officer	Performance Share Units	Restricted Stock Units
Scott Montross Director, President, and Chief Executive Officer	22,637	7,546
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary	7,781	2,594
Miles Brittain Executive Vice President	7,781	2,594
Eric Stokes Senior Vice President and General Manager of Engineered Steel Pressure Pipe	6,386	2,129
Michael Wray Senior Vice President and General Manager of Precast Infrastructure and Engineered Systems	6,386	2,129

Item 8.01.	OTHER EVENTS

Northwest Pipe Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on June 12, 2025. The record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting will be April 10, 2025.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Form of Performance Share Unit Agreement

10.2	Form of Restricted Stock Unit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 2, 2025.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Aaron Wilkins
Aaron Wilkins Senior Vice President, Chief Financial Officer, and Corporate Secretary